FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

August 30, 2005

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600-B

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0099

Former name or former address, if changed from last report

32751 Middlebelt Rd, Ste B

Farmington Hills, MI 48334

Item: 4.01 Changes in Registrant’s Certifying Accountant.

Effective August 22, 2005 the Audit Committee of Enercorp engaged the firm of UHY LLP, Certified Public Accountants as Registrant’s certifying independent accountants, replacing J.L. Stephan, Co PC CPAs.

The principal accountant's report on the Registrant’s financial statement for the past two years did contain an unqualified opinion.

The decision to change Registrants Certifying Accountant was recommended by Registrant’s Management and approved by the Registrant’s Audit Committee.

There were no disagreements between the Registrant and J.L. Stephan, Co PC on any matter on financial statement disclosure, or auditing scope of procedure.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 30, 2005

ENERCORP, INC

By: /s/Majlinda Xhuti

          Majlinda Xhuti

          Chief Financial Officer